Exhibit 99.1

Alarm.com Reports Fourth Quarter and Full Year 2016 Results

-- SaaS and license revenue of $46.9 million for the fourth quarter and $173.5 million for the full year --
-- Total revenue of $69.8 million for the fourth quarter and $261.1 million for the full year --
-- GAAP net income of $3.0 million for the fourth quarter and $10.2 million for the full year --
-- Non-GAAP adjusted EBITDA of $14.3 million for the fourth quarter and $49.0 million for the full year --

TYSONS, VA., March 15, 2017-- Alarm.com Holdings, Inc. (Nasdaq: ALRM), the leading platform for the intelligently connected property, today reported financial results for its fourth quarter and full year ended December 31, 2016. Alarm.com also introduced its financial outlook for 2017 first quarter SaaS and license revenue and its guidance for the full year 2017.

“We’re pleased to report solid results for the quarter as we closed another year of continued growth and profitability,” said Steve Trundle, President and CEO of Alarm.com.  “During the year, we launched innovative new technology for our service provider partners, and we continued to develop growth initiatives that we believe will allow us to extend the Alarm.com platform into new markets in the future. With the acquisition of Connect and Piper from Icontrol Networks now completed, we can grow our research and development capacity and further increase our participation in the Internet of Things secular trend.”

Fourth Quarter 2016 Financial Results:

•	SaaS and license revenue grew to $46.9 million, up 21% year over year.

•	Total revenue grew to $69.8 million, up 23% year over year.

•	GAAP net income was $3.0 million, or $0.06 per diluted share.

•	Non-GAAP adjusted EBITDA increased to $14.3 million, up 47% year over year.

•	Non-GAAP adjusted net income increased to $9.1 million, or $0.19 per diluted share.

Full Year 2016 Financial Results:

•	SaaS and license revenue grew to $173.5 million, up 23% year over year.

•	Total revenue grew to $261.1 million, up 25% year over year.

•	GAAP net income was $10.2 million, or $0.21 per diluted share.

•	Non-GAAP adjusted EBITDA increased to $49.0 million, up 43% year over year.

•	Non-GAAP adjusted net income increased to $31.1 million, or $0.65 per diluted share.

Balance Sheet and Cash Flow:

•	Total cash and cash equivalents were $140.6 million as of December 31, 2016 compared to $128.4 million as of December 31, 2015.

•	For the year ended December 31, 2016, cash flows from operations were $17.5 million compared to $27.1 million for the year ended December 31, 2015.

Business Highlights

•
Icontrol: On March 8, 2017, Alarm.com completed its previously announced acquisition of two business units, Connect and Piper, from Icontrol Networks, Inc. Connect provides an interactive security and home automation platform for several service providers including ADT Pulse®.  Piper designs, produces and sells an all-in-one video and home automation hub. The addition of new technology infrastructure, talent, key relationships and hardware devices is expected to help accelerate Alarm.com's development of intelligent, data-driven smart home and business services.

•
ObjectVideo Acquisition: In January 2017, Alarm.com acquired substantially all of ObjectVideo, Inc’s. business, including the company’s products, technology portfolio and personnel. ObjectVideo is a pioneer in the fields of video analytics and computer vision, with technology that extracts meaning and intelligence from video streams in real-time to enable object tracking, pattern recognition and activity identification. The business, now called ObjectVideo Labs, is a leader in providing advanced research and engineering services for federal government customers. The capabilities and expertise of the ObjectVideo Labs team are expected to help accelerate Alarm.com’s research and development of video services and video analytics applications.

•
Launched Insights Engine: Alarm.com announced broad availability of the Insights Engine in 2016. Driven by proprietary machine learning capabilities, the Insights Engine automatically detects and alerts subscribers about unexpected activity around their property. This proactive safeguard creates high-value engagement with the system to enhance the subscriber experience.

•
Expanded 4G LTE Cellular Gateway Development: Alarm.com extended its leadership position in cellular communications in 2016 with the expanded deployment of 4G LTE cellular gateway modules. Alarm.com’s service provider partners now have five security panel options for deploying services with the best in class network life and connection speeds offered by 4G LTE cellular communications.

•
Enhanced Commercial Services: Smarter Business Security from Alarm.com provides a single solution for intelligently securing, automating and managing individual or multiple business properties. The 2016 addition of new commercial-grade security panels and locks to the Alarm.com device ecosystem enables a fully integrated security, automation, energy management, access and video solution that is tailored for the small and medium sized business. The Alarm.com platform enables unique, value-add capabilities such as actionable business insights that provide visibility into customer traffic trends, employee performance and unexpected activity in a facility.

•
Business Intelligence: Business Intelligence is a value-added service from Alarm.com that generates actionable insights for service providers to maximize the value of existing and new accounts. Based on deep analysis of historical and real-time information generated by billions of data points, Alarm.com can identify account attributes and characteristics associated with high subscriber engagement which can be used to lower attrition. Business Intelligence insights were introduced to help service providers create and maintain high-value accounts.

•
Award Winning Technology and Work Environment: Alarm.com was recognized for innovation and product leadership throughout 2016. For the second consecutive year, Alarm.com was honored as a Top Workplace for its high employee engagement, quality work environment and focus on innovation. The Alarm.com Academy was recognized with a Most Valuable Product Award from Security Sales and Integration magazine for its industry-leading dealer training programs, and Alarm.com’s Partner Services Platform received an Innovation Award from the Electronic Security Expo.

Financial Outlook

Alarm.com is introducing its outlook for 2017 first quarter SaaS and license revenue and its guidance for the full year.
This includes an anticipated partial year contribution from the closing of the acquisition of the Connect and Piper business units from Icontrol Networks on March 8, 2017.

For the first quarter of 2017:

•	SaaS and license revenue is expected to be in the range of $49.3 million to $49.5 million.

For the full year 2017:

•	SaaS and license revenue is expected to be in the range of $231 million to $232.5 million.

•	Total revenue is expected to be in the range of $322 million to $325.5 million, which includes anticipated hardware and other revenue for the year in the range of $91 million to $93 million.

•	Adjusted EBITDA is expected to be in the range of $65 million to $66 million.

•	Non-GAAP adjusted net income is expected to be in the range of $36 million to $37 million.

•	Based on an expected 49.4 million weighted average shares outstanding (diluted), non-GAAP adjusted net income is expected to be in the range of $0.73 to $0.75 per diluted share.

Conference Call and Webcast Information

Alarm.com’s fourth quarter results conference call and webcast is scheduled to begin at 5:00 p.m. ET on March 15, 2017. To participate on the live call, analysts and investors should dial 877.445.1593 (U.S./Canada) or 267.753.2138 (International) at least ten minutes prior to the start time of the call. A telephonic replay of the call will be available through March 22, 2017 by dialing 800.585.8367 (U.S./Canada) or 855.859.2056  (International) and providing Conference ID: 77162881. Alarm.com will also offer a live and archived webcast of the conference call accessible via Alarm.com’s Investor Relations website at http://investors.alarm.com/.

About Alarm.com Holdings, Inc.

Alarm.com is the leading platform for the intelligently connected property. Millions of people use Alarm.com's technology to monitor and control their property from anywhere. Centered on security and remote monitoring, our platform addresses a wide range of market needs and enables application-based control for a growing variety of Internet of Things (IoT) devices. Our security, video monitoring, intelligent automation and energy management solutions are available through our network of thousands of professional service providers in North America and around the globe. Alarm.com's common stock is traded on Nasdaq under the ticker symbol ALRM. For more information, please visit www.alarm.com.

Non-GAAP Financial Measures

To supplement our consolidated selected financial data presented on a basis consistent with GAAP, this press release contains certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income per share. We have included non-GAAP measures in this press release because they are key measures used by our management to understand and evaluate our core operating performance and trends and generate future operating plans, make strategic decisions regarding the allocation of capital, and investments in initiatives that are focused on cultivating new markets for our solutions. We also use certain non-GAAP financial measures, including adjusted EBITDA, as performance measures under our executive bonus plan. Further, we believe that these non-GAAP measures of our financial results provide useful information to investors and others in understanding and evaluating our results of operations, business trends and financial condition. While we believe the use of these non-GAAP measures provides useful information to investors and management in analyzing our financial performance, non-GAAP measures have inherent limitations in that they do not reflect all of the amounts and transactions that are included in our financial statements prepared in accordance with GAAP. Non-GAAP measures do not serve as an alternative to GAAP nor do we consider our non-GAAP measures in isolation, accordingly we present non-GAAP financial measures only in connection with GAAP results. We urge investors to consider non-GAAP measures only in conjunction with our GAAP financials and to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures which are included in this press release.

With respect to our expectations under “Financial Outlook” above, reconciliation of adjusted EBITDA  and adjusted net income guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, non-ordinary course litigation expense and acquisition-related expense can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted. We expect the above charges to have a significant and potentially highly variable impact on our future GAAP financial results. The litigation expense we exclude from this calculation relates to non-ordinary course litigation expenses, including those expenses resulting from ongoing intellectual property litigation. Notably, we do not adjust for ordinary course legal expenses, including those expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements.

We exclude one or more of the following items from non-GAAP financial measures:

Stock-based compensation: We exclude stock-based compensation expense, which relates to equity incentives primarily awarded to employees of Alarm.com, because they are non-cash charges that we do not consider when assessing the operating performance of our business. Included in stock-based compensation expense for the year ended December 31, 2015 was $0.8 million related to the purchase of an employee's stock awards. Additionally, the determination of stock-based compensation expense can be calculated using various methodologies and is dependent upon subjective assumptions and other factors that vary on a company by company basis. Therefore, we believe that excluding stock-based compensation from our non-GAAP financial measures improves the comparability of our results to the results of other companies in our industry.

Litigation expense: We exclude non-ordinary course litigation expense because we do not consider legal costs incurred in litigation and litigation-related matters of non-ordinary course lawsuits, particularly costs incurred in ongoing intellectual property litigation, to be indicative of our core operating performance. We do not adjust for ordinary course legal expenses, including those expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements. Included in the litigation expense for the year ended December 31, 2016 is $0.4 million of expense we incurred in the first three quarters of 2016 prior to adjusting for a non-ordinary course lawsuit.

Acquisition-related expense: Included in operating expense are external incremental costs directly related to completing the acquisition and integration of the Connect and Piper business units from Icontrol Networks, Inc. We exclude acquisition-related expense from our non-GAAP financial measures because we believe it is useful for investors to understand the effects of these transaction and integration costs on our total operating expenses.

Amortization: GAAP requires that operating expenses include the amortization of acquired intangible assets, which principally include acquired customer relationships, developed technology and trade names. We exclude amortization of intangibles from our non-GAAP financial measures because we do not consider amortization when we evaluate our on-going business operations, nor do we factor amortization expense into our evaluation of potential acquisitions, or our measurement of the performance of those acquisitions. We believe that the exclusion of amortization expense enables the comparison of our performance to other companies in our industry as other companies may be more or less acquisitive than us and therefore, amortization expense may vary significantly by company based on their acquisition history.

Interest expense: We record interest expense primarily related to our debit facility. We exclude interest expense in calculating our adjusted EBITDA calculation. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income per share - basic and diluted, we do not exclude interest expense.

Other income / (expense), net: We exclude other income / (expense), net because we do not consider it part of our ongoing results of operations.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “expect,” “will,” “believe,” “continue,” “enable” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the Company’s future financial performance for the first quarter and full-year 2017, the Company’s ability to continue to expand its platform to benefit its service providers and to deliver enhanced customer experiences, the Company’s ability to grow its research and development capacity and increase its participation in the Internet of Things (IoT) secular trend, the Company’s ability to accelerate the development of intelligent, data-driven smart home and business services and video services and video analytics applications, and the Company’s ability to help service providers create and maintain high-value accounts . The events described in these forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: the integration of the Connect and Piper business units into the Company (the Acquisition) could subject the Company to significant additional liabilities for which it may not be indemnified, the Acquisition may cause disruption in the Company's business or in the Connect and Piper business units, the Company may experience difficulties in realizing the expected benefits of the Acquisition, the Company's actual post-Acquisition operating results may differ significantly from any guidance provided, the Company’s ability to retain service providers and subscribers and grow sales, the Company’s ability to manage growth and execute on its business strategies, the effects of increased competition and evolving technologies, the Company’s ability to integrate acquired assets and businesses and to manage service providers, customers and employees, consumer demand for interactive security and home automation services, the reliability of the Company’s network operations centers, the Company’s reliance on its service provider network to attract new customers and retain existing customers, the reliability of the Company’s hardware and wireless network suppliers, future financial prospects, as well as other risks and uncertainties discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2016, the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016 filed with the Securities and Exchange Commission on November 14, 2016 and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time. In addition, the forward-looking statements included in this press release represent the Company’s views and expectations as of the date hereof and are based on information currently available to the Company. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Investor Relations:
Jonathan Schaffer
The Blueshirt Group
ir@alarm.com

Media Relations:
Matthew Zartman
Alarm.com
mzartman@alarm.com

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015	2014
Revenue:
SaaS and license revenue	$46,888	$38,689	$173,540	$140,936	$111,515
Hardware and other revenue	22,906	18,232	87,566	67,952	55,797
Total revenue	69,794	56,921	261,106	208,888	167,312
Cost of revenue:
Cost of SaaS and license revenue	8,450	6,628	30,229	25,722	23,007
Cost of hardware and other revenue	18,265	13,481	69,151	51,652	44,172
Total cost of revenue	26,715	20,109	99,380	77,374	67,179
Operating expenses:
Sales and marketing	9,448	7,835	38,980	32,240	25,836
General and administrative	15,802	9,477	57,926	35,473	26,113
Research and development	12,048	13,335	44,272	40,002	23,193
Amortization and depreciation	1,627	1,438	6,490	5,808	3,991
Total operating expenses	38,925	32,085	147,668	113,523	79,133
Operating income	4,154	4,727	14,058	17,991	21,000
Interest expense	(53)	(50)	(190)	(178)	(196)
Other income / (expense), net	175	(286)	513	(348)	(485)
Income before income taxes	4,276	4,391	14,381	17,465	20,319
Provision for income taxes	1,300	1,116	4,227	5,697	6,817
Net income	2,976	3,275	10,154	11,768	13,502
Dividends paid to participating securities	—	—	—	(18,987)	—
Income allocated to participating securities	(2)	(8)	(12)	—	(12,939)
Net income / (loss) attributable to common stockholders	$2,974	$3,267	$10,142	$(7,219)	$563

Per share information attributable to common stockholders:
Net income / (loss) per share:
Basic	$0.06	$0.07	$0.22	$(0.30)	$0.25
Diluted	$0.06	$0.07	$0.21	$(0.30)	$0.14
Weighted average common shares outstanding:
Basic	46,018,630	45,468,451	45,716,757	24,108,362	2,276,694
Diluted	48,025,847	47,353,327	47,875,522	24,108,362	3,890,121
Cash dividends declared per share	$—	$—	$—	$0.36	$—

Stock-based compensation expense included in operating expenses:
Sales and marketing	$114	$112	$536	$372	$338
General and administrative	523	180	1,430	2,486	1,862
Research and development	484	377	2,035	1,266	1,067
Total stock-based compensation expense	$1,121	$669	$4,001	$4,124	$3,267

ALARM.COM HOLDINGS, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$140,634	$128,358
Accounts receivable, net	29,810	21,348
Inventory	10,543	6,474
Other current assets	9,197	4,870
Total current assets	190,184	161,050
Property and equipment, net	20,180	15,446
Intangible assets, net	4,568	6,318
Goodwill	24,723	24,723
Deferred tax assets	16,752	11,915
Other assets	4,838	6,643
Total Assets	$261,245	$226,095
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$28,300	$19,276
Accrued compensation	8,814	7,514
Deferred revenue	2,585	2,289
Total current liabilities	39,699	29,079
Deferred revenue	10,040	9,701
Long-term debt	6,700	6,700
Other liabilities	13,557	10,484
Total Liabilities	69,996	55,964
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; 0 shares issued and outstanding as of December 31, 2016 and 2015	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized; 46,172,318 and 45,581,662 shares issued; and 46,142,483 and 45,485,294 shares outstanding as of December 31, 2016 and 2015	461	455
Additional paid-in capital	308,697	297,781
Treasury stock (35,523 shares at cost of $1.20 per share)	—	(42)
Accumulated other comprehensive income	—	—
Accumulated deficit	(117,909)	(128,063)
Total Stockholders’ Equity	191,249	170,131
Total Liabilities and Stockholders’ Equity	$261,245	$226,095

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Cash Flows (in thousands)

	Year ended December 31,
Cash flows from operating activities:	2016	2015	2014
Net income	$10,154	$11,768	$13,502
Adjustments to reconcile net income to net cash from operating activities:
Provision for doubtful accounts	648	276	1,371
Reserve for product returns	2,071	1,559	1,863
Amortization on patents and tooling	786	391	201
Amortization and depreciation	6,490	5,808	3,991
Amortization of debt issuance costs	103	108	70
Deferred income taxes	(4,837)	(3,552)	(1,735)
Change in fair value of contingent liability	(230)	(470)	—
Undistributed losses from equity investees	81	681	514
Stock-based compensation	4,001	3,347	3,267
Impairment of cost method investment	—	—	200
Other, net	—	—	129
Changes in operating assets and liabilities (net of business acquisitions):
Accounts receivable	(11,181)	(5,910)	(3,898)
Inventory	(4,068)	378	(4,334)
Other assets	(837)	(2,725)	(1,136)
Accounts payable, accrued expenses and other current liabilities	10,458	5,966	444
Deferred revenue	636	1,081	1,234
Other liabilities	3,225	8,431	(48)
Cash flows from operating activities	17,500	27,137	15,635
Cash flows used in investing activities:
Business acquisitions, net of cash acquired	—	(5,632)	(3,186)
Additions to property and equipment	(9,055)	(10,347)	(6,892)
Investment in cost and equity method investees	(139)	(247)	—
Distribution from cost method investee	—	—	2,545
Issuances of notes receivable	(3,073)	(406)	(755)
Repayments of notes receivable	2,441	—	—
Purchases of licenses to patents	(1,600)	(1,000)	—
Disposition of marketable securities	—	—	2,000
Cash flows used in investing activities	(11,426)	(17,632)	(6,288)
Cash flows from / (used in) financing activities:
Proceeds from issuance of common stock from initial public offering, net of underwriting discount and commission	—	97,976	—
Proceeds from issuance of debt, net of debt issuance costs	—	—	6,376
Repayments of term loan	—	—	(7,500)
Payments of debt issuance costs	(131)	—	—
Payments for long-term business acquisition liabilities	(417)	(417)	—
Dividends paid to common stockholders	—	(1,013)	—
Dividends paid to employees for unvested shares	—	(57)	—
Dividends paid to redeemable convertible preferred stockholders	—	(18,930)	—
Payments of offering costs	—	(2,632)	(2,399)
Repurchases of common stock	(11)	(1)	(7)
Proceeds from early exercise of stock-based awards	—	129	1,548
Issuances of common stock from equity based plans	1,661	344	554
Tax windfall benefit from stock-based awards	5,100	882	1,070
Cash flows from / (used in) financing activities	6,202	76,281	(358)
Net increase in cash and cash equivalents	12,276	85,786	8,989
Cash and cash equivalents at beginning of the period	128,358	42,572	33,583
Cash and cash equivalents at end of the period	$140,634	$128,358	$42,572

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015	2014
Adjusted EBITDA:
Net income	$2,976	$3,275	$10,154	$11,768	$13,502
Adjustments:
Interest expense and other income / (expense), net	(122)	336	(323)	526	681
Provision for income taxes	1,300	1,116	4,227	5,697	6,817
Amortization and depreciation	1,627	1,438	6,490	5,808	3,991
Stock-based compensation expense	1,121	669	4,001	4,124	3,267
Acquisition-related expense	5,301	100	11,098	100	—
Litigation expense	2,108	2,834	13,387	6,347	63
Total adjustments	11,335	6,493	38,880	22,602	14,819
Adjusted EBITDA	$14,311	$9,768	$49,034	$34,370	$28,321

Adjusted net income:
Net income, as reported	$2,976	$3,275	$10,154	$11,768	$13,502
Adjustments:
Other income / (expense), net	(175)	286	(513)	348	485
Amortization	382	561	1,750	2,151	1,568
Stock-based compensation expense	1,121	669	4,001	4,124	3,267
Acquisition-related expense	5,301	100	11,098	100	—
Litigation expense	2,108	2,834	13,387	6,347	63
Income tax[1]	(2,656)	(1,130)	(8,739)	(4,261)	(1,803)
Non-GAAP adjusted net income	$9,057	$6,595	$31,138	$20,577	$17,082

1 Income tax for the adjustments for other income / (expense), net, amortization expense, stock-based compensation expense, acquisition-related expense and litigation expense are calculated at the effective tax rate, 30.4% and 25.4% for the three months ended December 31, 2016 and 2015 and 29.4%, 32.6% and 33.5% for the years ended December 31, 2016, 2015 and 2014.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015	2014
Adjusted net income attributable to common stockholders:
Net income (loss) attributable to common stockholders, as reported	$2,974	$3,267	$10,142	$(7,219)	$563
Adjustments:
Dividends paid to participating securities	—	—	—	18,987	—
Other income / (expense), net	(175)	286	(513)	348	485
Amortization expense	382	561	1,750	2,151	1,568
Stock-based compensation expense	1,121	669	4,001	4,124	3,267
Acquisition-related expense	5,301	100	11,098	100	—
Litigation expense	2,108	2,834	13,387	6,347	63
Income tax[1]	(2,656)	(1,130)	(8,739)	(4,261)	(1,803)
Less: Income allocated to participating securities	—	—	—	(13,511)	—
Non-GAAP adjusted net income attributable to common stockholders	$9,055	$6,587	$31,126	$7,066	$4,143

Adjusted net income per share:
Net income (loss) per share - basic, as reported	$0.06	$0.07	$0.22	$(0.30)	$0.25
Adjustments:
Dividends paid to participating securities	—	—	—	0.79	—
Other income / (expense), net	—	0.01	(0.01)	0.01	0.21
Amortization expense	0.01	0.01	0.04	0.09	0.69
Stock-based compensation expense	0.02	0.01	0.09	0.17	1.43
Acquisition-related expense	0.12	—	0.24	—	—
Litigation expense	0.05	0.06	0.29	0.26	0.03
Income tax[1]	(0.06)	(0.02)	(0.19)	(0.18)	(0.79)
Less: Income allocated to participating securities	—	—	—	(0.56)	—
Non-GAAP adjusted net income per share - basic	$0.20	$0.14	$0.68	$0.28	$1.82

Non-GAAP adjusted net income per share - diluted	$0.19	$0.14	$0.65	$0.27	$1.07

Weighted average common shares outstanding:
Basic, as reported	46,018,630	45,468,451	45,716,757	24,108,362	2,276,694

Diluted, as reported	48,025,847	47,353,327	47,875,522	24,108,362	3,890,121
Dilutive shares	—	—	—	1,770,412	—
Non-GAAP weighted average common shares outstanding - diluted	48,025,847	47,353,327	47,875,522	25,878,774	3,890,121

1 Income tax for the adjustments for other income / (expense), net, amortization expense, stock-based compensation expense, acquisition-related expense and litigation expense are calculated at the effective tax rate, 30.4% and 25.4% for the three months ended December 31, 2016 and 2015 and 29.4%, 32.6% and 33.5% for the years ended December 31, 2016, 2015 and 2014.